                           JOHN W. HENRY & CO./
                           MILLBURN L.P .
                           (A DELAWARE LIMITED PARTNERSHIP)

                           Financial Statements for the years
                           ended December 31, 2001, 2000 and 1999
                           and Independent Auditors' Report

[MERRILL LYNCH LOGO]

JOHN W.HENRY & CO./MILLBURN L. P.
(A DELAWARE LIMITED PARTNERSHIP)

TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                                                                  PAGE
                                                                                                                  ----
INDEPENDENT AUDITORS' REPORT                                                                                         1

FINANCIAL STATEMENTS:

  Statements of Financial Condition as of December 31, 2001 and 2000                                                 2

  Statements of Operations for the years ended December 31, 2001, 2000 and 1999                                      3

  Statements of Changes in Partners' Capital for the years ended December 31, 2001,
     2000 and 1999                                                                                                   4

  Financial Data Highlights for the year ended December 31, 2001                                                     5

  Notes to Financial Statements                                                                                   6-15

INDEPENDENT AUDITORS' REPORT

To the Partners of
  John W. Henry & Co./Millburn L.P.:

We have audited the accompanying statements of financial condition of John W. Henry & Co./Millburn L.P. (the "Partnership") as of December 31, 2001 and 2000 and the related statements of operations and of changes in partners' capital for each of the three years in the period ended December 31, 2001, and the financial data highlights for the year ended December 31, 2001. These financial statements and financial data highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial data highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial data highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial data highlights present fairly, in all material respects, the financial position of John W. Henry & Co./Millburn L.P. as of December 31, 2001 and 2000, and the results of its operations and changes in its partners' capital and the financial data highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

New York, New York
February 5, 2002

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                   2001                  2000
                                                                             ------------------    ------------------
ASSETS

  Investments (Note 7)                                                            $ 26,155,682          $ 29,423,145
  Receivable from investments (Note 7)                                                 220,310               414,650
                                                                             ------------------    ------------------

                TOTAL                                                             $ 26,375,992          $ 29,837,795
                                                                             ==================    ==================

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
    Redemptions payable                                                              $ 220,310             $ 414,650
                                                                             ------------------    ------------------

            Total liabilities                                                          220,310               414,650
                                                                             ------------------    ------------------

PARTNERS' CAPITAL:
    General Partner:
        (284 and 327 Series A Units outstanding)                                        76,061                84,379
        (613 and 728 Series B Units outstanding)                                       133,398               152,621
        (450 and 532 Series C Units outstanding)                                        76,317                86,921
    Limited Partners:
        (25,601 and 28,737 Series A Units outstanding)                               6,856,493             7,415,475
        (55,127 and 66,325 Series B Units outstanding)                              11,996,457            13,906,094
        (41,374 and 47,598 Series C Units outstanding)                               7,016,956             7,777,655
                                                                             ------------------    ------------------

            Total partners' capital                                                 26,155,682            29,423,145
                                                                             ------------------    ------------------

                TOTAL                                                             $ 26,375,992          $ 29,837,795
                                                                             ==================    ==================

NET ASSET VALUE PER UNIT

    Series A                                                                          $ 267.82              $ 258.05
                                                                             ==================    ==================
    Series B                                                                          $ 217.61              $ 209.67
                                                                             ==================    ==================
    Series C                                                                          $ 169.60              $ 163.40
                                                                             ==================    ==================

See notes to financial statements.

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                2001                2000                1999
                                                           ----------------   -----------------   -----------------

INCOME (LOSS) FROM INVESTMENTS (Note 7)                        $ 1,265,275        $ (2,426,515)       $ (6,145,111)
                                                           ----------------   -----------------   -----------------

NET INCOME (LOSS)                                              $ 1,265,275        $ (2,426,515)       $ (6,145,111)
                                                           ================   =================   =================

NET INCOME (LOSS) PER UNIT:

Weighted average number of General Partner
and Limited Partner Units outstanding (Note 6)                     132,824             177,217             226,394
                                                           ================   =================   =================

Net income (loss) per weighted average
General Partner and Limited Partner Unit                            $ 9.53            $ (13.69)           $ (27.14)
                                                           ================   =================   =================

See notes to financial statements.

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
-------------------------------------------------------------------------------

                                                     General Partner                    Limited Partners
                 Series   Series    Series   ------------------------------  ----------------------------------------
                   A        B         C       Series     Series     Series      Series        Series        Series
                 Units    Units     Units       A          B          C           A             B             C            Total
                -------  --------  -------  ---------  ---------  ---------  ------------  ------------  ------------  ------------
PARTNERS'
  CAPITAL,
  DECEMBER 31,
  1998           45,182   116,759   78,337  $ 149,246  $ 321,921  $ 173,635  $ 13,230,285  $ 27,771,959  $ 14,516,267  $ 56,163,313

Net loss           --        --       --      (18,136)   (38,998)   (21,035)   (1,444,929)   (3,049,231)   (1,572,782)   (6,145,111)

Redemptions      (5,343)  (14,970) (11,667)      --         --         --      (1,552,673)   (3,480,805)   (2,108,552)   (7,142,030)
                -------  --------  -------  ---------  ---------  ---------  ------------  ------------  ------------  ------------

PARTNERS'
  CAPITAL,
  DECEMBER 31,
  1999           39,839   101,789   66,670    131,110    282,923    152,600    10,232,683    21,241,923    10,834,933    42,876,172

Net loss           --        --       --       (1,761)   (16,755)    (8,371)     (490,322)   (1,406,738)     (502,568)   (2,426,515)

Redemptions     (10,775)  (34,736) (18,540)   (44,970)  (113,547)   (57,308)   (2,326,886)   (5,929,091)   (2,554,710)  (11,026,512)
                -------  --------  -------  ---------  ---------  ---------  ------------  ------------  ------------  ------------

PARTNERS'
  CAPITAL,
  DECEMBER 31,
  2000           29,064    67,053   48,130     84,379    152,621     86,921     7,415,475    13,906,094     7,777,655    29,423,145

Net income         --        --       --        4,427      8,469      4,786       305,079       610,135       332,379     1,265,275

Redemptions      (3,179)  (11,313)  (6,306)   (12,745)   (27,692)   (15,390)     (864,061)   (2,519,772)   (1,093,078)   (4,532,738)
                -------  --------  -------  ---------  ---------  ---------  ------------  ------------  ------------  ------------

PARTNERS'
  CAPITAL,
  DECEMBER 31,
  2001           25,885    55,740   41,824  $  76,061  $ 133,398  $  76,317  $  6,856,493  $ 11,996,457  $  7,016,956  $ 26,155,682
                =======  ========  =======  =========  =========  =========  ============  ============  ============  ============

See notes to financial statements.

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)

FINANCIAL DATA SCHEDULES
FOR THE YEAR ENDED DECEMBER 31, 2001
--------------------------------------------------------------------------------

The following per unit data and ratios have been derived from information provided in the financial statements.

2001                                                       SERIES A                 SERIES B                 SERIES C
                                                      --------------------    ---------------------   -----------------------
Increase (Decrease) in Net Asset Value

PER SHARE OPERATING PERFORMANCE:

Net asset value, beginning of year                               $ 258.05                 $ 209.67                  $ 163.40

Realized trading profit                                             57.31                    46.56                     36.29
Change in unrealized                                               (32.92)                  (26.74)                   (20.83)
Interest income                                                      9.44                     7.67                      5.98
Expenses                                                           (24.06)                  (19.55)                   (15.24)
                                                      --------------------    ---------------------   -----------------------

Net asset value, end of year                                     $ 267.82                 $ 217.61                  $ 169.60
                                                      ====================    =====================   =======================

Total investment return, compounded monthly                         3.79%                    3.78%                     3.79%
                                                      ====================    =====================   =======================

RATIOS TO AVERAGE NET ASSETS:

Expenses                                                            8.84%                    8.85%                     8.85%
                                                      ====================    =====================   =======================

Net income                                                          4.16%                    4.58%                     4.41%
                                                      ====================    =====================   =======================

See notes to financial statements.

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     John W. Henry & Co./Millburn L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on August 29, 1989. The Partnership's initial offering of Units of limited partnership interest ("Series A Units") commenced trading activities on January 5, 1990. A second offering of Units of limited partnership interest ("Series B Units") commenced trading activities with respect to the Series B Units on January 28, 1991. A third offering of Units of limited partnership interest ("Series C Units") commenced trading activities with respect to the Series C Units on January 2, 1992. (Series A, B and C units are, hereinafter, collectively referred to as "Units.") The Partnership engages through investments in limited liability companies (see below) in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. MLIM Alternative Strategies LLC ("MLIM AS LLC"), formerly Merrill Lynch Investment Partners, Inc. ("MLIP"), a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM") which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of the Partnership. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), the successor to Merrill Lynch Futures, Inc. ("MLF") by merger, is the Partnership's commodity broker. MLIM AS LLC has agreed to maintain a general partner's interest of at least 1% of total capital of each Series of Units. MLIM AS LLC and each Limited Partner share in the profits and losses of such Series in proportion to their respective interests in it.

     Effective May 31, 2001, MLIP converted to a Delaware limited liability company and changed its name. Effective August 14, 2001, Merrill Lynch Group, Inc. contributed all of the issued and outstanding shares of MLIM AS LLC to its affiliate MLIM in a tax-free reorganization. All of the officers of MLIP at the time continued with their former roles with MLIM AS LLC. The changes had no impact on the Partnership's investors. Effective November 2, 2001, MLF merged into its affiliate, MLPF&S, a wholly owned subsidiary of Merrill Lynch. MLPF&S became the successor party to the agreements between MLF and the Partnership. The terms of the agreements remained unchanged and the merger had no effect on the terms on which the Partnership's transactions were executed.

     John W. Henry & Company, Inc. and Millburn Ridgefield Corporation (each an "Advisor", together, "Advisors") have been the Partnership's only trading advisors since inception. Each Advisor was allocated 50% of the total assets of each Series as of the date such Series began trading. Subsequently, these allocations have varied over time. MLIM AS LLC may, in its discretion, reallocate assets as of any month-end. The Partnership has placed all of its assets under the management of the Advisors through investing in private limited liability companies ("Trading LLCs"), as described in Note 7. Certain of the following notes to financial statements are directly related to Partnership assets managed by the Advisors in the Trading LLCs.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     See Note 7 for discussion of revenue recognition for the Partnership's investment in Trading LLCs.

     OPERATING EXPENSES

     MLIM AS LLC pays all routine operating expenses, including legal, accounting, printing, postage and similar administrative expenses. MLIM AS LLC receives an administrative fee as well as a portion of the brokerage commissions paid to MLPF&S by the Partnership (see Note 3).

     INCOME TAXES

     No provision for income taxes has been made in the accompanying financial statements as each Partner is individually responsible for such Partner's respective share of the income and expenses of the series in which such partner is invested as reported for income tax purposes.

     REDEMPTIONS

     A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice.

     DISSOLUTION OF THE PARTNERSHIP

     The Partnership will terminate on December 31, 2016 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

2.   CONDENSED SCHEDULE OF INVESTMENTS

     In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are now required to include a condensed schedule of investments identifying those investments, which constitute more than 5% of net assets, taking long and short positions into account separately.

     The Partnership's investments, defined as Net unrealized profit on open contracts on the Statement of Financial Condition as of December 31, 2001 for ML JWH Financial and Metals Portfolio LLC ("JWH LLC") and ML Millburn Global LLC ("Millburn LLC"), respectively, are as follows:

JWH LLC                                  LONG POSITIONS                SHORT POSITIONS
                                         --------------                ---------------           NET UNREALIZED
                                    UNREALIZED     PERCENT OF     UNREALIZED      PERCENT OF    PROFIT (LOSS) ON    PERCENT OF
COMMODITY INDUSTRY SECTOR         PROFIT (LOSS)    NET ASSETS   PROFIT (LOSS)     NET ASSETS     OPEN POSITIONS     NET ASSETS
-------------------------         -------------    ----------   -------------     ----------     --------------     ----------
Currencies                           $ (13,861)      -0.11%         $ 795,456        6.08%            $ 781,595        5.98%
Interest rates                          (5,638)      -0.04%           149,812        1.15%              144,174        1.10%
Metals                                 (82,135)      -0.63%          (146,751)      -1.12%             (228,886)      -1.75%
Stock indices                            8,290        0.06%                 -        0.00%                8,290        0.06%
                                  -------------                 -------------                    --------------

Total                                $ (93,344)      -0.71%         $ 798,517        6.11%            $ 705,173        5.39%
                                  =============                 =============                    ==============

Millburn LLC                            LONG POSITIONS                SHORT POSITIONS
                                        --------------                ---------------            NET UNREALIZED
                                    UNREALIZED     PERCENT OF     UNREALIZED      PERCENT OF    PROFIT (LOSS) ON    PERCENT OF
COMMODITY INDUSTRY SECTOR         PROFIT (LOSS)    NET ASSETS   PROFIT (LOSS)     NET ASSETS     OPEN POSITIONS     NET ASSETS
-------------------------         -------------    ----------   -------------     ----------     --------------     ----------
Currencies                           $ (36,338)      -0.28%         $ 784,652        6.00%            $ 748,314         5.72%
Interest rates                         (16,594)      -0.13%            61,143        0.47%               44,549         0.34%
Metals                                 (27,919)      -0.21%          (120,300)      -0.92%             (148,219)       -1.13%
Stock indices                            2,651        0.02%             4,446        0.03%                7,097         0.05%
                                  -------------                  ------------                    --------------

Total                                $ (78,200)      -0.60%         $ 729,941        5.58%            $ 651,741         4.98%
                                  =============                  ============                    ==============

3.   RELATED PARTY TRANSACTIONS

     The Partnership's U.S. dollar assets invested in Trading LLCs are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Trading LLCs with interest at the prevailing 91-day U.S. Treasury bill rate. The Trading LLCs are credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest which Merrill Lynch pays to the Trading LLCs, from possession of such assets.

     Merrill Lynch charges the Trading LLCs Merrill Lynch's cost of financing realized and unrealized losses on the Trading LLCs' non-U.S.
     dollar-denominated positions.

     The Partnership pays brokerage commissions to MLPF&S through the Trading LLCs at a flat monthly rate of .708 of 1% (an 8.50% annual rate) of the Partnership's month-end assets. Prior to October 1, 2000, the rate was .792 of 1% (a 9.50% annual rate). The Partnership also pays MLIM AS LLC a monthly administrative fee through the Trading LLCs of .21 of 1% (a 0.25% annual rate) of the Partnership's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLIM AS LLC estimates that the round-turn equivalent rates charged to Millburn LLC during the years ended 2001, 2000 and 1999 were approximately $242, $324 and $461, respectively. MLIM AS LLC estimates that the round-turn equivalent rates charged to JWH LLC during the years ended 2001, 2000 and 1999 were approximately $155, $146 and $316, respectively.

     MLPF&S pays the Advisors annual consulting fees of 2% of the average month-end assets allocated to them for management. One Advisor reduced its fee from 4% to 2% as of October 1, 2000.

4.   STATEMENTS OF OPERATIONS BY SERIES

     The profit and loss of the Series A, Series B and Series C units for the years ended December 31, 2001, 2000 and 1999 is as follows:

                                                                              SERIES A
                                                      -----------------------------------------------------------
                                                            2001                2000                 1999
                                                      -----------------  -------------------   ------------------
INCOME (LOSS) FROM INVESTMENTS (Note 7)                       $ 309,506          $ (492,083)       $ (1,463,065)
                                                      -----------------  -------------------   ------------------

NET INCOME (LOSS)                                             $ 309,506          $ (492,083)       $ (1,463,065)
                                                      =================  ===================   ==================

NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST:

Weighted average number
of units outstanding (Note 6)                                    27,345              35,027              42,998
                                                      -----------------  -------------------   ------------------

Net income (loss) per weighted average
General Partner and Limited Partner Unit                        $ 11.32            $ (14.05)           $ (34.03)
                                                      =================  ===================   ==================

                                                                              SERIES B
                                                      -----------------------------------------------------------
                                                            2001                2000                 1999
                                                      -----------------  -------------------   ------------------
INCOME (LOSS) FROM INVESTMENTS (Note 7)                       $ 618,604        $ (1,423,493)        $ (3,088,229)
                                                      -----------------  -------------------   ------------------

NET INCOME (LOSS)                                             $ 618,604        $ (1,423,493)        $ (3,088,229)
                                                      =================  ===================   ==================

NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST:

Weighted average number
of units outstanding (Note 6)                                    61,049              85,100              108,954
                                                      -----------------  -------------------   ------------------

Net income (loss) per weighted average
General Partner and Limited Partner Unit                        $ 10.13            $ (16.73)            $ (28.34)
                                                      =================  ===================   ==================

                                                                              SERIES C
                                                      -----------------------------------------------------------
                                                            2001                2000                 1999
                                                      -----------------  -------------------   ------------------
INCOME (LOSS) FROM INVESTMENTS (Note 7)                       $ 337,165          $ (510,939)        $ (1,593,817)
                                                      -----------------  -------------------   ------------------

NET INCOME (LOSS)                                             $ 337,165          $ (510,939)        $ (1,593,817)
                                                      =================  ===================   ==================

NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST:

Weighted average number
of units outstanding (Note 6)                                    44,434              57,090               74,442
                                                      -----------------  -------------------   ------------------

Net income (loss) per weighted average
General Partner and Limited Partner Unit                         $ 7.59             $ (8.95)            $ (21.41)
                                                      =================  ===================   ==================

5.    ADVISORY AGREEMENTS

     The Trading LLCs entered into the Advisory Agreements with the Advisors (see Note 7).

     Profit Shares of 20%, of any New Trading Profit, as defined, either as of the end of each calendar quarter or year, were paid to each Advisor based on the performance of the Partnership account managed by such Advisor, irrespective of the overall performance of the Partnership. Profit Shares are also paid out in respect of Units redeemed as of the end of interim months, to the extent the applicable percentage of any New Trading Profits attributable to such Units. One Advisor's Profit Share rate increased from 15% to 20% as of October 1, 2000.

     A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business, on the last business day of any month, upon ten calendar days' notice.

6.    WEIGHTED AVERAGE UNITS

     The weighted average number of Units of each series outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average number of Units of each series outstanding for the years ended December 31, 2001, 2000 and 1999 equals the Units of such series outstanding as of such date, adjusted proportionately for Units redeemed based on the respective length of time each was outstanding during the year.

7.    INVESTMENTS

     The investments in the Trading LLCs are reflected in the financial statements at fair value based upon the interest of each series of Units in each Trading LLC. Fair value is equal to the market value of the net assets of the Trading LLCs. The resulting difference between cost and fair value is reflected on the Statements of Operations as Income (loss) from investments.

     At December 31, 2001 and 2000, the Partnership had investments in JWH LLC and Millburn LLC as follows:

                                    2001                   2000
                              ------------------    -------------------
JWH LLC                            $ 13,077,841           $ 15,281,744
Millburn LLC                         13,077,841             14,141,401
                              ------------------    -------------------
Total                              $ 26,155,682           $ 29,423,145
                              ==================    ===================

     Total revenues and fees with respect to such investments are set forth as follows:

    FOR THE YEAR ENDED                    CHANGE IN      INTEREST    BROKERAGE    ADMINISTRATIVE   PROFIT   INCOME FROM
     DECEMBER 31, 2001        REALIZED    UNREALIZED      INCOME    COMMISSIONS        FEES        SHARES   INVESTMENTS
                             ----------   ----------     --------   -----------   --------------   ------   -----------
     Series A Units
--------------------------

JWH LLC                      $  897,156   $ (556,358)   $  138,297  $   336,247   $        9,890   $ --     $   132,958
Millburn LLC                    720,468     (353,582)      121,545      302,972            8,911     --         176,548
                             ----------   ----------    ----------  -----------   --------------   ------   -----------
Total                        $1,617,624   $ (909,940)   $  259,842  $   639,219   $       18,801   $ --     $   309,506
                             ==========   ==========    ==========  ===========   ==============   ======   ===========

     Series B Units
--------------------------

JWH LLC                     $1,698,990   $(1,044,849)   $  252,000   $  607,822   $       17,876   $ --     $   280,443
Millburn LLC                 1,349,684      (666,405)      223,009      551,895           16,231     --         338,162
                            ----------   -----------    ----------   ----------   --------------   ------   -----------
Total                       $3,048,674   $(1,711,254)   $  475,009   $1,159,717   $       34,107   $ --     $   618,605
                            ==========   ===========    ==========   ==========   ==============   ======   ===========

      Series C Units
--------------------------
JWH LLC                     $  957,700   $  (596,158)   $  142,380   $  344,696   $       10,137   $ --     $   149,089
Millburn LLC                   755,321      (371,036)      126,065      313,067            9,208     --         188,075
                            ----------   -----------    ----------   ----------   --------------   ------   -----------
Total                       $1,713,021   $  (967,194)   $  268,445   $  657,763   $       19,345   $ --     $   337,164
                            ==========   ===========    ==========   ==========   ==============   ======   ===========

    Total - All Series
--------------------------
JWH LLC                     $3,553,846   $(2,197,365)   $  532,677   $1,288,765   $       37,903   $ --     $   562,490
Millburn LLC                 2,825,473    (1,391,023)      470,619    1,167,934           34,350     --         702,785
                            ----------   -----------    ----------   ----------   --------------   ------   -----------
Total                       $6,379,319   $(3,588,388)   $1,003,296   $2,456,699   $       72,253   $ --     $ 1,265,275
                            ==========   ===========    ==========   ==========   ==============   ======   ===========

    FOR THE YEAR ENDED                     CHANGE IN     INTEREST     BROKERAGE    ADMINISTRATIVE   PROFIT   INCOME (LOSS) FROM
     DECEMBER 31, 2000       REALIZED      UNREALIZED     INCOME     COMMISSIONS        FEES        SHARES      INVESTMENTS
                            -----------    ----------   ----------   -----------   --------------   ------   ------------------
      Series A Units
--------------------------
JWH LLC                     $  (320,626)   $  683,275   $  217,962   $   345,158   $        9,317   $ --     $          226,136
Millburn LLC                   (837,881)      264,365      243,905       378,419           10,189     --               (718,219)
                            -----------    ----------   ----------   -----------   --------------   ------   ------------------
Total                       $(1,158,507)   $  947,640   $  461,867   $   723,577   $       19,506   $ --     $         (492,083)
                            ===========    ==========   ==========   ===========   ==============   ======   ==================

      Series B Units
--------------------------
JWH LLC                     $  (741,645)   $1,198,079   $  428,403   $   680,162   $       18,319   $ --     $          186,356
Millburn LLC                 (1,739,762)      419,182      484,445       753,461           20,253     --             (1,609,849)
                            -----------    ----------   ----------   -----------   --------------   ------   ------------------
Total                       $(2,481,407)   $1,617,261   $  912,848   $ 1,433,623   $       38,572   $ --     $       (1,423,493)
                            ===========    ==========   ==========   ===========   ==============   ======   ==================

      Series C Units
--------------------------
JWH LLC                     $  (345,096)   $  723,434   $  224,162   $   355,362   $        9,591   $ --     $          237,547
Millburn LLC                   (868,376)      270,452      253,057       393,034           10,585     --               (748,486)
                            -----------    ----------   ----------   -----------   --------------   ------   ------------------
Total                       $(1,213,472)   $  993,886   $  477,219   $   748,396   $       20,176   $ --     $         (510,939)
                            ===========    ==========   ==========   ===========   ==============   ======   ==================

    Total - All Series
--------------------------
JWH LLC                     $(1,407,367)   $2,604,788   $  870,527   $ 1,380,682   $       37,227   $ --     $          650,039
Millburn LLC                 (3,446,019)      953,999      981,407     1,524,914           41,027     --             (3,076,554)
                            -----------    ----------   ----------   -----------   --------------   ------   ------------------

Total                       $(4,853,386)   $3,558,787   $1,851,934   $ 2,905,596   $       78,254   $ --     $       (2,426,515)
                            ===========    ==========   ==========   ===========   ==============   ======   ==================

    FOR THE YEAR ENDED                      CHANGE IN      INTEREST     BROKERAGE    ADMINISTRATIVE   PROFIT     LOSS FROM
     DECEMBER 31, 1999       REALIZED       UNREALIZED      INCOME     COMMISSIONS        FEES        SHARES    INVESTMENTS
                            -----------    -----------    ----------   -----------   --------------   -------   -----------
    Series A Units
--------------------------
JWH LLC                     $  (326,337)   $  (674,586)   $  290,072   $   593,051   $       15,604   $  --     $(1,319,506)
Millburn LLC                    238,374        (59,932)      305,724       605,625           15,937     6,163      (143,559)
                            -----------    -----------    ----------   -----------   --------------   -------   -----------
Total                       $   (87,963)   $  (734,518)   $  595,796   $ 1,198,676   $       31,541   $ 6,163   $(1,463,065)
                            ===========    ===========    ==========   ===========   ==============   =======   ===========

    Series B Units
--------------------------
JWH LLC                     $  (743,722)   $(1,371,890)   $  594,724   $ 1,214,897   $       31,972   $  --     $(2,767,757)
Millburn LLC                    441,565       (100,657)      632,287     1,251,363           32,930     9,374      (320,472)
                            -----------    -----------    ----------   -----------   --------------   -------   -----------
Total                       $  (302,157)   $(1,472,547)   $1,227,011   $ 2,466,260   $       64,902   $ 9,374   $(3,088,229)
                            ===========    ===========    ==========   ===========   ==============   =======   ===========

    Series C Units
--------------------------
JWH LLC                     $  (361,633)   $  (730,445)   $  316,688   $   647,501   $       17,040   $  --     $(1,439,931)
Millburn LLC                    256,144        (55,174)      336,605       666,722           17,545     7,194      (153,886)
                            -----------    -----------    ----------   -----------   --------------   -------   -----------
Total                       $  (105,489)   $  (785,619)   $  653,293   $ 1,314,223   $       34,585   $ 7,194   $(1,593,817)
                            ===========    ===========    ==========   ===========   ==============   =======   ===========

  Total - All Series
--------------------------
JWH LLC                     $(1,431,692)   $(2,776,921)   $1,201,484   $ 2,455,449   $       64,616   $  --     $(5,527,194)
Millburn LLC                    936,083       (215,763)    1,274,616     2,523,710           66,412    22,731      (617,917)
                            -----------    -----------    ----------   -----------   --------------   -------   -----------

Total                       $  (495,609)   $(2,992,684)   $2,476,100   $ 4,979,159   $      131,028   $22,731   $(6,145,111)
                            ===========    ===========    ==========   ===========   ==============   =======   ===========

     Condensed statements of financial condition and statements of operations for JWH LLC and Millburn LLC are set forth as follows:

                                JWH                  MILLBURN                 JWH                  MILLBURN
                                LLC                    LLC                    LLC                     LLC
                         DECEMBER 31, 2001      DECEMBER 31, 2001      DECEMBER 31, 2000       DECEMBER 31, 2000
                       ----------------------  ---------------------  ---------------------  ----------------------
Assets                          $ 13,692,020           $ 13,171,887           $ 15,631,088            $ 14,448,475
                       ======================  =====================  =====================  ======================

Liabilities                        $ 614,179               $ 94,046              $ 349,344               $ 307,074
Members' Capital                  13,077,841             13,077,841             15,281,744              14,141,401
                       ----------------------  ---------------------  ---------------------  ----------------------

Total                           $ 13,692,020           $ 13,171,887           $ 15,631,088            $ 14,448,475
                       ======================  =====================  =====================  ======================

                        FOR THE YEAR ENDED      FOR THE YEAR ENDED     FOR THE YEAR ENDED     FOR THE YEAR ENDED
                         DECEMBER 31, 2001      DECEMBER 31, 2001      DECEMBER 31, 2000       DECEMBER 31, 2000
                       ----------------------  ---------------------  ---------------------  ----------------------

Revenues                         $ 1,889,158            $ 1,905,069            $ 2,067,948            $ (1,510,613)

Expenses                           1,326,668              1,202,284              1,417,909               1,565,941
                       ----------------------  ---------------------  ---------------------  ----------------------

Net Income (Loss)                  $ 562,490              $ 702,785              $ 650,039            $ (3,076,554)
                       ======================  =====================  =====================  ======================

                        FOR THE YEAR ENDED      FOR THE YEAR ENDED
                         DECEMBER 31, 1999      DECEMBER 31, 1999
                       ----------------------  ---------------------
Revenues                        $ (3,007,129)           $ 1,994,936

Expenses                           2,520,065              2,612,853
                       ----------------------  ---------------------

Net Loss                        $ (5,527,194)            $ (617,917)
                       ======================  =====================

8.   FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Partnership has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently resulted in changes in the net unrealized profit (loss) as reflected in the respective Statements of Financial Condition of the Trading LLCs. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership, through the Trading LLCs, as well as the volatility and liquidity of such markets in which such derivative instruments are traded.

     MLIM AS LLC has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Partnership, calculating the Net Asset Value of the Advisors' respective Trading LLC accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations both on an Advisor-by-Advisor and on an overall Partnership basis. While MLIM AS LLC does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLIM AS LLC may urge Advisors to reallocate positions or itself reallocate Partnership assets among Advisors (although typically only as of the end of a month) in an attempt to avoid over-concentration. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice and trading policies or to be trading erratically, MLIM AS LLC's basic risk control procedures consist simply of the ongoing process of advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

     CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

     The Partnership, through the Trading LLCs, has credit risk in respect of its counterparties and brokers, but attempts to mitigate this risk by dealing almost exclusively with Merrill Lynch entities as clearing brokers. The Partnership, through the Trading LLCs, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Statements of Financial Condition under Equity in commodity futures trading accounts.

                               * * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

                               Michael L. Pungello
                             Chief Financial Officer
                         MLIM Alternative Strategies LLC
                               General Partner of
                        John W. Henry & Co./Millburn L.P.

                                     ML MILLBURN GLOBAL L.L.C.
                                     (A DELAWARE LIMITED LIABILITY COMPANY)


                                     Financial Statements for the years ended
                                     December 31, 2001 and 2000 and Independent
                                     Auditors' Report

[MERRILL LYNCH LOGO]

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)


TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                           PAGE
                                                                           ----
INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2001 AND 2000:

  Statements of Financial Condition                                           2

  Statements of Operations                                                    3

  Statements of Changes in Member's Capital                                   4

  Notes to Financial Statements                                             5-9


INDEPENDENT AUDITORS' REPORT




To the Members of ML Millburn Global L.L.C.:

We have audited the accompanying statements of financial condition of ML Millburn Global L.L.C. (the "Company") as of December 31, 2001 and 2000 and the related statements of operations and of changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML Millburn Global L.L.C. as of December 31, 2001 and 2000, and the results of its operations and changes in its member's capital for the years then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
February 5, 2002

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2001 AND 2000
-------------------------------------------------------------------------------


ASSETS                                                                  2001                 2000
                                                                 -------------------   ------------------
Equity in commodity futures trading accounts:
    Cash and option premiums                                           $ 12,228,687         $ 12,338,439
    Net unrealized profit on open contracts (Note 2)                        651,741            2,042,770
    Subscriptions receivable                                                271,575                    -
Accrued interest (Note 4)                                                    19,884               67,266
                                                                 -------------------   ------------------

                TOTAL                                                  $ 13,171,887         $ 14,448,475
                                                                 ===================   ==================

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

    Brokerage commissions payable (Note 4)                             $     91,359         $    102,325
    Administrative fees payable (Note 4)                                      2,687                3,010
    Withdrawals payable                                                           -              201,739
                                                                 -------------------   ------------------

            Total liabilities                                                94,046              307,074
                                                                 -------------------   ------------------

MEMBER'S CAPITAL:
    Voting Member                                                        13,077,841           14,141,401
                                                                 -------------------   ------------------

            Total Member's capital                                       13,077,841           14,141,401
                                                                 -------------------   ------------------

                TOTAL                                                  $ 13,171,887         $ 14,448,475
                                                                 ===================   ==================

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
-------------------------------------------------------------------------------

                                                        2001                     2000
                                                 --------------------     --------------------
REVENUES

Trading profit (loss):
    Realized                                             $ 2,825,475             $ (3,446,018)
    Change in unrealized                                  (1,391,025)                 953,999
                                                 --------------------     --------------------

        Total trading results                              1,434,450               (2,492,019)

Interest income (Note 4)                                     470,619                  981,406
                                                 --------------------     --------------------

        Total revenues                                     1,905,069               (1,510,613)
                                                 --------------------     --------------------

EXPENSES

Brokerage commissions (Note 4)                             1,167,933                1,524,912
Administrative fees (Note 4)                                  34,351                   41,028
                                                 --------------------     --------------------

        Total expenses                                     1,202,284                1,565,940
                                                 --------------------     --------------------

NET INCOME (LOSS)                                          $ 702,785             $ (3,076,553)
                                                 ====================     ====================

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
-------------------------------------------------------------------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 1999                                               $ 23,032,629

Net loss                                                            (3,076,553)

Withdrawals                                                         (5,814,675)
                                                             ------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2000                                                 14,141,401

Net income                                                             702,785

Withdrawals                                                         (2,147,420)

Subscriptions                                                          381,075
                                                             ------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2001                                               $ 13,077,841
                                                             ==================

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      ML Millburn Global L.L.C. (the "Company") was organized under the
      Delaware Limited Liability Company Act on November 22, 1996 and commenced trading activities on December 2, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. Millburn Ridgefield
      Corporation ("Millburn") is the trading advisor to the Company. MLIM Alternative Strategies LLC ("MLIM AS LLC"), formerly Merrill Lynch Investment Partners Inc. ("MLIP"), a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM") which, in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), has been delegated administrative authority over the Company. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), the successor to Merrill Lynch Futures Inc. ("MLF") by merger, is the company's commodity broker. The Company has authorized two classes of Membership Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company. The Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLIM AS LLC, would not participate in the management of the Company, or engage, directly or indirectly in, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which can be held by United States limited partnerships. Currently, there is only one Voting Member of the Company. The Voting Member controls all business activities and affairs of the Company, subject to the trading authority vested in and delegated to Millburn and the administrative authority vested in and delegated to MLIM AS LLC. The Voting Member is a "commodity pool" sponsored and managed by MLIM AS LLC.

      Effective May 31, 2001, MLIP converted to a Delaware limited liability company and changed its name. Effective August 14, 2001, Merrill Lynch Group, Inc. contributed all of the issued and outstanding shares of MLIM AS LLC to its affiliate MLIM in a tax-free reorganization. All of the officers of MLIP at the time continued with their former roles with MLIM AS LLC. The changes had no impact on the Company's investors. Effective November 2, 2001, MLF merged into its affiliate, MLPF&S, a wholly owned subsidiary of Merrill Lynch. MLPF&S became the successor party to the agreements between MLF and the Company. The terms of the agreements remained unchanged and the merger had no effect on the terms on which the Company's transactions were executed.

      ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in Net unrealized profit on open contracts in the Statements of Financial

      Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit (loss) on open contracts from one period to the next is reflected in Change in unrealized under Trading profit (loss) in the Statements of Operations.

      FOREIGN CURRENCY TRANSACTIONS

      The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results currently.

      OPERATING EXPENSES

      MLIM AS LLC pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

      INCOME TAXES

      No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

      DISTRIBUTIONS

      No distributions have been made by the Company for the years ended December 31, 2001 or 2000.

      WITHDRAWALS

      The Member may withdraw some or all of such Member's capital at Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

      DISSOLUTION

      The Company will terminate on December 31, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.

2.    CONDENSED SCHEDULE OF INVESTMENTS

      In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are now required to include a condensed schedule of investments identifying those investments which constitute more than 5% of net assets, taking long and short positions into account separately.

      The Company's investments, defined as Net unrealized profit on open contracts on the Statement of Financial Condition, as of December 31, 2001, are as follows:

                                          LONG POSITIONS                  SHORT POSITIONS
                                   ---------------------------    -----------------------------    NET UNREALIZED
                                    UNREALIZED      PERCENT OF      UNREALIZED       PERCENT OF    PROFIT (LOSS) ON    PERCENT OF
    COMMODITY INDUSTRY SECTOR      PROFIT (LOSS)    NET ASSETS    PROFIT (LOSS)      NET ASSETS     OPEN POSITIONS     NET ASSETS
    -------------------------      -------------    ----------    -------------      ----------     --------------     ----------
Currencies                              $ (36,338)        -0.28%        $ 784,652           6.00%          $ 748,314          5.72%
Interest rates                            (16,594)        -0.13%           61,143           0.47%             44,549          0.34%
Metals                                    (27,919)        -0.21%         (120,300)         -0.92%           (148,219)        -1.13%
Stock indices                               2,651          0.02%            4,446           0.03%              7,097          0.05%
                                  ----------------               -----------------                -------------------

Total                                   $ (78,200)        -0.60%        $ 729,941           5.58%          $ 651,741          4.98%
                                  ================               =================                ===================


3.     FINANCIAL DATA HIGHLIGHTS

       The following ratios have been derived from information provided in the financial statements for the year ended December 31, 2001.

                                                   2001
                                             ------------------

Total investment return, compounded monthly              4.83%
                                             ==================
RATIOS TO AVERAGE NET ASSETS:

Expenses                                                 8.83%
                                             ==================

Net income                                               5.16%
                                             ==================

4.       RELATED PARTY TRANSACTIONS

      The Company's U.S. dollar assets are maintained at MLPF&S. On assets held U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest which Merrill Lynch pays to the Company, from possession of such assets.

      Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S.
      dollar-denominated positions.

      Following the allocation of the Company's trading profit (loss) and interest income to the Member's capital account, MLIM AS LLC calculates the brokerage commissions, administrative fees, Profit Shares and other expenses due from the Company to third parties. Such commissions, fees and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from the Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLPF&S at flat monthly rate of .708 of 1% (an 8.50% annual rate), reflecting the fee arrangement between the Member and MLPF&S. Prior to October 1, 2000, the Company's brokerage commission rate was .792 of 1% (a 9.50% annual rate).

      The Company pays MLIM AS LLC a monthly administrative fee of .021 of 1% (a 0.25% annual rate) of the Member's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

      MLPF&S pays Millburn an annual consulting fee of 2% of the Company's average month-end assets, after reduction for a portion of brokerage commissions.

5.    ADVISORY AGREEMENT

      The Advisory Agreement between the Company and Millburn has remained essentially unchanged since the inception of the Company. This Agreement is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were Millburn to withdraw. Millburn determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain rights reserved by MLIM AS LLC.

      The Company pays to Millburn an annual Profit Share equal to 20% of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are also paid to Millburn upon the withdrawal of capital from the Company by the Member for whatever purpose, other than to pay expenses.

6.    FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Company has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

      MARKET RISK

      Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

      MLIM AS LLC has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Millburn, calculating the Net Asset Value of the Company and of the Member's respective capital accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLIM AS LLC does not itself intervene in the markets to hedge or diversify the Company's market exposure, MLIM AS LLC may consult with Millburn concerning the possibility of Millburn reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that Millburn has begun to deviate from past practice and trading policies or to be trading erratically, MLIM AS LLC's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by Millburn.

      CREDIT RISK

      The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

      The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

      The Company, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Statement of Financial Condition under Equity in Commodity futures trading accounts.

                   *   *   *   *   *   *   *   *   *   *

                   To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.



                              Michael L. Pungello
                            Chief Financial Officer
                        MLIM Alternative Strategies LLC
                           Commodity Pool Operator of
                            ML Millburn Global L.L.C.

                                    ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
                                          (A DELAWARE LIMITED LIABILITY COMPANY)


                                        Financial Statements for the years ended
                                      December 31, 2001 and 2000 and Independent
                                                                Auditors' Report

[MERRILL LYNCH LOGO]

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)


TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                                                  Page
                                                                                                                  ----
INDEPENDENT AUDITORS' REPORT                                                                                         1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2001 AND 2000:

  Statements of Financial Condition                                                                                  2

  Statements of Income                                                                                               3

  Statements of Changes in Member's Capital                                                                          4

  Notes to Financial Statements                                                                                    5-9

INDEPENDENT AUDITOR' REPORT

To the Members of
  ML JWH Financial and Metals Portfolio L.L.C.:

We have audited the accompanying statements of financial condition of ML JWH Financial and Metals Portfolio L.L.C. (the "Company") as of December 31, 2001 and 2000 and the related statements of income and of changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML JWH Financial and Metals Portfolio L.L.C. as of December 31, 2001 and 2000, and the results of its operations and changes in its member's capital for the years then ended in comformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

New York, New York
February 5, 2002

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                         2001                     2000
                                                                   ------------------       ------------------
ASSETS

Equity in commodity futures trading accounts:
    Cash and option premiums                                            $ 12,966,697             $ 12,660,641
    Net unrealized profit on open contracts (Note 2)                         705,173                2,902,538
Accrued interest (Note 4)                                                     20,150                   67,909
                                                                   ------------------       ------------------

                TOTAL                                                   $ 13,692,020             $ 15,631,088
                                                                   ==================       ==================

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

    Brokerage commissions payable (Note 4)                                  $ 96,844                $ 110,579
    Administrative fees payable (Note 4)                                       2,848                    3,252
    Due to Invested Fund                                                     514,487                  235,513
                                                                   ------------------       ------------------

            Total liabilities                                                614,179                  349,344
                                                                   ------------------       ------------------

MEMBER'S CAPITAL:
    Voting Member                                                         13,077,841               15,281,744
                                                                   ------------------       ------------------

            Total Member's capital                                        13,077,841               15,281,744
                                                                   ------------------       ------------------

                TOTAL                                                   $ 13,692,020             $ 15,631,088
                                                                   ==================       ==================

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                            2001                       2000
                                                   ------------------------      ------------------
REVENUES

Trading profit (loss):
    Realized                                                   $ 3,553,847            $ (1,407,367)
    Change in unrealized                                        (2,197,366)              2,604,788
                                                   ------------------------      ------------------

        Total trading results                                    1,356,481               1,197,421

Interest income (Note 4)                                           532,677                 870,526
                                                   ------------------------      ------------------

        Total revenues                                           1,889,158               2,067,947
                                                   ------------------------      ------------------

EXPENSES

Brokerage commissions (Note 4)                                   1,288,763               1,380,682
Administrative fees (Note 4)                                        37,905                  37,227
                                                   ------------------------      ------------------

        Total expenses                                           1,326,668               1,417,909
                                                   ------------------------      ------------------

NET INCOME                                                     $   562,490             $   650,038
                                                   ========================      ==================

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                           Voting Member
                                        ---------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 1999                             $ 19,843,543

Net income                                           650,038

Withdrawals                                       (5,211,837)
                                        ---------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2000                               15,281,744

Net income                                           562,490

Withdrawals                                       (2,766,393)
                                        ---------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2001                             $ 13,077,841
                                        =====================

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      ML JWH Financial and Metals Portfolio L.L.C. (the "Company") was organized under the Delaware Limited Liability Company Act on September 19, 1996 and commenced trading activities on October 1, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. John W. Henry & Company, Inc. ("JWH" (R)) is the trading advisor to the Company. MLIM Alternative Strategies LLC ("MLIM AS LLC"), formerly Merrill Lynch Investment Partners Inc. ("MLIP"), a wholly-owned subsidiary of Merrill Lynch Investment Managers, LP ("MLIM") which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), has been delegated administrative authority over the Company. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), the successor to Merrill Lynch Futures Inc. ("MLF") by merger, is the Company's commodity broker. The Company has authorized two classes of Membership Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company, but the Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLIM AS LLC, would not participate in the management of the Company, or engage, directly or indirectly in, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which are held by United States limited partnerships. Currently, there is only one Voting Member of the Company. The Voting Member controls all business activities and affairs of the Company subject to the trading authority vested in and delegated to JWH and the administrative authority vested in and delegated to MLIM AS LLC. The Voting Member is a "commodity pool" sponsored and managed by MLIM AS LLC.

      Effective May 31, 2001, MLIP converted to a Delaware limited liability company and changed its name. Effective August 14, 2001, Merrill Lynch Group, Inc. contributed all of the issued and outstanding shares of MLIM AS LLC to its affiliate MLIM in a tax-free reorganization. All of the officers of MLIP at the time continued with their former roles with MLIM AS LLC. The changes had no impact on the Company's investors. Effective November 2, 2001, MLF merged into its affiliate, MLPF&S, a wholly owned subsidiary of Merrill Lynch. MLPF&S became the successor party to the agreements between MLF and the Company. The terms of the agreements remained unchanged and the merger had no effect on the terms on which the Company's transactions were executed.

      ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Commodity futures, options on futures and forward contract transactions are recorded on the trade date and open contracts are reflected in net unrealized profit on open contracts in the Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in unrealized profit on open contracts from one period to the next is reflected in Change in unrealized under Trading (loss) profit, in the Statements of Income.

      FOREIGN CURRENCY TRANSACTIONS

      The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results currently.

      OPERATING EXPENSES

      MLIM AS LLC pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

      INCOME TAXES

      No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

      DISTRIBUTIONS

      No distributions have been made by the Company for the years ended December 31, 2001 or 2000.

      WITHDRAWALS

      The Member may withdraw some or all of such Member's capital at the Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

      DISSOLUTION

      The Company will terminate on September 30, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.

2.     CONDENSED SCHEDULE OF INVESTMENTS

      In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are now required to include a condensed schedule of investments identifying those investments which constitute more than 5% of net assets, taking long and short positions into account separately.

      The Company's investments, defined as Net unrealized profit on open contracts on the Statement of Financial Condition, as of December 31, 2001 are as follows.

                                       Long Positions                 Short Positions
                                       --------------                 ---------------          Net unrealized
                                Unrealized       Percent of     Unrealized      Percent of    profit (loss) on    Percent of
Commodity Industry Sector      profit (loss)     Net Assets   profit (loss)     Net Assets     open positions     Net Assets
-------------------------      -------------     ----------   -------------     ----------     --------------     ----------
Currencies                     $     (13,861)       -0.11%     $   795,456          6.08%      $     781,595          5.98%
Interest rates                        (5,638)       -0.04%         149,812          1.15%            144,174          1.10%
Metals                               (82,135)       -0.63%        (146,751)        -1.12%           (228,886)        -1.75%
Stock indices                          8,290         0.06%           --             0.00%              8,290          0.06%
                               -------------                 -------------                     -------------

Total                          $     (93,344)       -0.71%     $   798,517          6.11%      $     705,173          5.39%
                               =============                 ==============                    =============

3.    FINANCIAL DATA HIGHLIGHTS

      The following ratios have been derived from information provided in the financial statements for the year ended December 31, 2001.

      Total investment return, compounded
      monthly                                 2.83%
                                             =====
      Ratio to Average Net Assets

      Expenses                                9.36%
                                             =====

      Net Income                              3.97%
                                             =====

4.    RELATED PARTY TRANSACTIONS

      The Company's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest which Merrill Lynch pays to the Company, from possession of such assets.

      Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S.
      dollar-denominated positions.

      Following the allocation of the Company's trading (loss) profit and interest income among the Member's respective capital accounts, MLIM AS LLC calculates the brokerage commissions, Profit Shares, administrative fees and other expenses due from the Company to third parties. Such commissions, fees, Profit Shares and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLPF&S at flat monthly rate of .708 of 1% (an 8.5% annual rate). Prior to October 1, 2000, the Company's brokerage commission was .792 of 1% (a 9.5% annual rate).

      The Company pays MLIM AS LLC a monthly administrative fee of .021 of 1% (a 0.25% annual rate) of each Member's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

      MLPF&S pays the Advisor an annual consulting fee of 2%, reduced from 4% on October 1, 2000, of the Company's average month-end assets, after reduction for a portion of the brokerage commissions.

5.    ADVISORY AGREEMENT

      The Advisory Agreement between the Company and JWH(R) is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were JWH(R) to withdraw. JWH(R) determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain Company trading policies and to certain rights reserved by MLIM AS LLC.

      The Company pays to JWH(R) a quarterly Profit Share equal to 20%, increased from 15% on October 1, 2000, of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are determined as of the end of each calendar quarter and are also paid to JWH(R) upon the withdrawal of capital from the Company by a Member for whatever purpose, other than to pay expenses.

6.    FAIR VALUE AND OFF-BALANCE SHEET RISK

      The nature of this Company has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

      MARKET RISK

      Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

      MLIM AS LLC has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of JWH(R), calculating the Net Asset Value of the Company and of the Member's respective capital accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLIM AS LLC does not itself intervene in the markets to hedge or diversify the Company's market exposure, MLIM AS LLC may consult with JWH(R) concerning the possibility of JWH(R) reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH(R) has begun to deviate from past practice and trading policies or to be trading erratically, MLIM AS LLC's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by JWH(R).

      CREDIT RISK

      The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

      The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

      The Company, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Statements of Financial Condition under Equity in commodity futures accounts.


                                * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

                               Michael L. Pungello
                             Chief Financial Officer
                         MLIM Alternative Strategies LLC
                             Commodity Pool Operator
                  ML JWH Financial and Metals Portfolio L.L.C.